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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: March 18, 2002

QUIXOTE CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-7903

DELAWARE	36-2675371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
ONE EAST WACKER DRIVE, CHICAGO, ILLINOIS (Address of principal executive offices)	60601 (Zip Code)
Registrant's telephone number including area code: (312) 467-6755

ITEM 1-4. Not Applicable.

ITEM 5. Other Events and Regulation FD Disclosure.

        On March 18, 2002, the Registrant acquired two patents and certain technology from B & B Electromatic, Inc. for a purchase price of $350,000 in cash. The patents relate to crossing gate technology which the Registrant intends to sell to the railroad crossing and highway markets. The Registrant granted a non-exclusive license to B & B Electromatic, Inc. for certain roadway and bridge applications.

        The Registrant may expend funds to improve and upgrade the current crossing gate product and plans to incur sales and marketing costs to enter the above markets with this product. These expenditures are estimated to be approximately $250,000 over the next year. Further expenditures may be required for this product to gain acceptance in these markets. There is no assurance that the Registrant will be able to utilize the technology acquired to penetrate the crossing gate market successfully, or at a profit attractive to the Registrant.

        **********

        Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this report are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements, including the risks and uncertainties discussed in the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2001, under the caption "Forward-Looking Statements" in Management's Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference.

ITEM 6 - 7. Not Applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE: March 26, 2002	By:	/s/ DANIEL P. GOREY DANIEL P. GOREY Vice President, Chief Financial Officer and Treasurer (Chief Financial & Accounting Officer)

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  ITEM 5. Other Events and Regulation FD Disclosure.
SIGNATURES